Exhibit 99.1

News Release - For Immediate Release July 25, 2023	For More Information, Contact: Michael E. McFarland, President and Chief Executive Officer (617-471-0750)

CFSB BANCORP, INC. ANNOUNCES FISCAL FOURTH QUARTER 2023 FINANCIAL RESULTS

QUINCY, Massachusetts, July 25, 2023 – CFSB Bancorp, Inc. (the “Company”) (NASDAQ Capital Market: CFSB), the holding company for Colonial Federal Savings Bank (the “Bank”), today announced net income of $105,000, or $0.02 per basic and diluted share, for the three months ended June 30, 2023 compared to net income of $355,000, or $0.06 per basic and diluted share, for the three months ended March 31, 2023 and net income of $564,000, or $0.09 per basic and diluted share for the three months ended June 30, 2022. Net income on a non-GAAP basis, excluding the gain on sale of securities available for sale, was $558,000, or $0.09 per basic and diluted share for the three months ended June 30, 2022. Please see the tables attached hereto for a reconciliation of these and other non-GAAP financial measures.

For the year ended June 30, 2023, net income was $1.4 million, or $0.23 per basic and diluted share, compared to net income of $442,000, or $0.08 per basic and diluted share, for the year ended June 30, 2022. Net income on a non-GAAP basis, excluding the contribution to the charitable foundation established in connection with the Bank's mutual holding company reorganization and gain on the sale of securities, was $1.5 million, or $0.25 per basic and diluted share, for the year ended June 30, 2022. Please see the tables attached hereto for a reconciliation of these and other non-GAAP financial measures.

Michael E. McFarland, President and Chief Executive Officer, stated, “We continued to experience significant headwinds from the higher interest rate environment and the corresponding decline in loan demand. Looking ahead, we are cautiously optimistic that the worst impacts of inflation have subsided and we are encouraged by a resilient residential real estate market.”

Fourth Quarter Operating Results

Net interest income, on a fully tax-equivalent basis decreased by $260,000, or 11.9%, to $1.9 million for the three months ended June 30, 2023 from $2.2 million for the three months ended March 31, 2023. This decrease was primarily due to a 75 basis point increase in the average rate paid for certificates of deposit, partially offset by a $6.3 million decrease in the average balance of interest-bearing deposits and a five basis point increase in the average yield earned for interest-earning assets. The interest earned on loans increased $19,000, for the three months ended June 30, 2023 compared to the three months ended March 31, 2023. The interest earned on loans benefited from rising interest rates, partially offset by a $978,000 decrease in the average balance of loans to $178.5 million during the three months ended June 30, 2023. The net interest margin decreased by 28 basis points to 2.31% for the three months ended June 30, 2023 from 2.59% for the three months ended March 31, 2023.

Net interest income, on a fully tax-equivalent basis decreased by $270,000, or 12.3%, to $1.9 million for the three months ended June 30, 2023, from $2.2 million for the three months ended June 30, 2022. The net interest margin decreased by 20 basis points to 2.31% for the three months ended June 30, 2023 from 2.51% for the three months ended June 30, 2022. The decline was primarily due to a 187 basis point increase in the average rate paid for certificates of deposit, partially offset by an $8.6 million decrease in the average balance of interest-bearing deposits and a 50 basis point increase in the average yield earned for interest-earning assets. The interest earned on loans increased $126,000, to $1.7 million for the three months ended June 30, 2023, from $1.6 million for the three months ended June 30, 2022. The interest earned on loans benefited from rising interest rates and a $4.6 million increase in the average balance of loans during the three months ended June 30, 2023.

The Company did not record a provision for loan losses for the three months ended June 30, 2023, March 31, 2023 or June 30, 2022. The allowance for loan losses as a percentage of total loans was 0.98%, 0.98% and 1.00% at June 30, 2023, March 31, 2023 and June 30, 2022, respectively.

Non-interest income increased $16,000, or 10.8%, to $164,000 for the quarter ended June 30, 2023 from $148,000 for the quarter ended March 31, 2023, due to an increase of $14,000 in other income.

Non-interest income decreased $2,000, or 1.2%, to $164,000 for the three months ended June 30, 2023, from $166,000 for the three months ended June 30, 2022, principally due to a decrease of $9,000 in income on bank-owned life insurance.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

Non-interest expenses increased $32,000, or 1.7%, to $1.9 million for the quarter ended June 30, 2023 from $1.9 million for the quarter ended March 31, 2023. The increase was due to an increase in salaries and employee benefits expense of $43,000, or 3.9%, primarily attributed to stock-based compensation expense. In addition, FDIC insurance expense increased $23,000 from the prior quarter due to increases to insurance premiums. Partially offsetting the increase in non-interest expenses was a $49,000 decrease in other general and administrative expenses, primarily related to declines in printing expenses for tax forms and expenses related to the annual meeting expense held in the prior quarter.

Non-interest expenses increased $184,000, or 10.5%, to $1.9 million for the quarter ended June 30, 2023 from $1.7 million for the quarter ended June 30, 2022. The increase was principally due to an increase in salaries and employee benefits of $110,000, or 10.6%, attributed to an increase in headcount and stock-based compensation expense and due to increases in occupancy and equipment expenses of $47,000, or 20.7%, attributed to increases in service contracts.

Income tax expense was $19,000 for the three months ended June 30, 2023, compared to $47,000 for the three months ended March 31, 2023 and $12,000 for the three months ended June 30, 2022. The decrease in income tax expense for the three months ended June 30, 2023, compared to the three months ended March 31, 2023 was due to decreases in income before income taxes. The increase in the effective tax rate for the three months ended June 30, 2023, compared to the three months ended June 30, 2022 was due to the impact of the charitable foundation contribution made during the prior year.

Annual Operating Results

Net interest income increased on a fully tax-equivalent basis by $534,000, or 6.4%, to $8.9 million for the year ended June 30, 2023 from $8.3 million for the year ended June 30, 2022. Interest and dividend income increased $1.4 million, or 15.4%, to $10.8 million for the year ended June 30, 2023, from $9.3 million for the year ended June 30, 2022 due to the increase in interest-earning assets of $6.6 million from the prior year due to an increase in the average balance of securities and loans, and due to higher average yields earned on securities and cash and short-term investments. An increase in the average balance of loans of $7.1 million, or 4.1%, contributed to a $193,000 increase in loan income, partially offset by a four basis point decline in the average yield earned. An increase in the average balance of securities of $27.5 million, or 22.4%, and a 27 basis point increase in the average yield earned on securities contributed to a $1.0 million increase in securities income. Partially offsetting the increase in interest and dividend income was a $906,000 increase in interest expense. The increase was primarily due to an increase in the interest paid on certificates of deposit of $880,000 from the prior year due to an 88 basis point increase in the cost of such deposits, partially offset by a $4.1 million decrease in the average balance of certificates of deposit. The net interest margin improved 11 basis points for the year ended June 30, 2023, to 2.61%, from 2.50% in the prior year.

The Company did not recognize a provision for loan losses for the year ended June 30, 2023, compared to a provision for loan losses for the year ended June 30, 2022 of $26,000.

Non-interest income decreased $31,000, or 4.5%, to $664,000 for the year ended June 30, 2023 from $695,000 in the prior year, principally due to a $56,000 gain on sale of securities available for sale during the year ended June 30, 2022. There were no sales of securities during the year ended June 30, 2023. Excluding the gain on sale of securities available for sale, which management believes was a non-recurring operating activity, non-interest income would have increased $25,000, or 3.9% from the prior year, due to increases in customer service fees.

Non-interest expenses decreased $814,000, or 9.6%, to $7.7 million for the year ended June 30, 2023 from $8.5 million for the year ended June 30, 2022. A $1.6 million charitable foundation contribution made during the year ended June 30, 2022 was the primary reason for the decline in non-interest expense from the prior year. Excluding this item, which management considers to be a non-recurring item, non-interest expense would have increased $740,000, or 10.7%, for the year ended June 30, 2023. Salaries and benefits increased $420,000, or 10.3%, to $4.5 million, due to annual increases to salaries and health insurance of employees, an increase in headcount and the addition of stock-based compensation and ESOP expense in the current year. Occupancy and equipment expense increased $145,000, or 16.4%, to $1.0 million for the year ended June 30, 2023 from $883,000 for the year ended June 30, 2022, due to the renewal of a branch lease in the current fiscal year and for increases to service maintenance contracts. Other general and administrative expense increased $119,000, or 8.7% from the prior year due to increases in professional fees.

Income tax expense was $301,000 for the year ended June 30, 2023 compared to an income tax benefit of $52,000 for the year ended June 30, 2022. The income tax benefit during the year ended June 30, 2022 was primarily due to the charitable foundation established in connection with the Bank's mutual holding company reorganization.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

Balance Sheet

At June 30, 2023, total assets amounted to $349.0 million, compared to $351.7 million at March 31, 2023, a decrease of $2.7 million, or 0.8%, as a $3.1 million decrease in securities held to maturity and a $1.0 million decrease in net loans were partially offset by a $1.5 million increase in cash and cash equivalents. The decrease in net loans was due to decreased loan demand in the higher interest rate environment. Deposits decreased by $6.6 million, or 2.5%, in the quarter, as the Bank is experiencing decreases of customer deposits with the absence of government stimulus, increases in inflation and competition, in addition to mix-shift changes by depositors to higher-yielding term certificates due to the higher interest rate environment. Federal Home Loan Bank of Boston advances were $3.7 million at June 30, 2023 to add liquidity in light of the decreases in customer deposits.

Total stockholders’ equity was $75.9 million at June 30, 2023 compared to $75.7 million at March 31, 2023. The increase of $215,000 reflects net income of $105,000, earned ESOP compensation of $19,000, and stock-based award expense of $90,000.

Total assets at June 30, 2023 decreased $17.2 million, or 4.7%, from $366.2 million at June 30, 2022. Contributing to the decrease in assets was a decrease of $24.8 million in cash and cash equivalents to $6.9 million at June 30, 2023 from $31.7 million at June 30, 2022, partially offset by a $2.7 million increase in securities held to maturity and $3.3 million in loan growth. Commercial real estate loans increased by $5.6 million, or 37.7%, as we focused on diversifying our loan mix. Total deposits decreased by $23.7 million, or 8.3%, to $263.4 million at June 30, 2023 from $287.1 million at June 30, 2022, principally due to decreases in customer deposits with the absence of government stimulus, increases in inflation and competition, in addition to mix-shift changes by depositors to higher-yielding term certificates in the higher interest rate environment. Federal Home Loan Bank of Boston advances were $3.7 million at June 30, 2023 to add liquidity in light of the decreases in customer deposits.

Total stockholders’ equity was $75.9 million at June 30, 2023 compared to $74.3 million at June 30, 2022. The increase of $1.6 million was due to net income earned during the previous year of $1.4 million, earned ESOP compensation of $86,000 and stock-based award expense of $109,000.

About CFSB Bancorp, Inc.

CFSB Bancorp, Inc. is a federal corporation organized as the mid-tier holding company of Colonial Federal Savings Bank and is the majority-owned subsidiary of 15 Beach, MHC. Colonial Federal Savings Bank is a federally chartered stock savings bank that has served the banking needs of its customers on the south shore of Massachusetts since 1889. It operates from three full-service offices and one limited-service office in Quincy, Holbrook and Weymouth, Massachusetts.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “contemplate,” “continue,” “target” and words of similar meaning. These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, demand for loan products, deposit flows, changes in the interest rate environment, the effects of inflation, potential recessionary conditions, general economic conditions or conditions within the securities markets, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the FRB, changes in the quality, size and composition of our loan and securities portfolios, changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio; changes in demand for our products and services, legislative, accounting, tax and regulatory changes, the current or anticipated impact of military conflict, terrorism or other geopolitical events, a failure in or breach of our operational or security systems or infrastructure, including cyberattacks that could adversely affect the Company’s financial condition and results of operations and the business in which the Company and the Bank are engaged, the failure to maintain current technologies and the failure to retain or attract employees the impact of the COVID-19 pandemic or any other pandemic on our operations and financial results and those of our customers, .

You should not place undue reliance on forward-looking statements. CFSB Bancorp, Inc. undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures, such as return on average assets, return on average equity, the efficiency ratio, profit percentage, tangible book value per share, non-interest income to total income and, where applicable, as adjusted for non-recurring items. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of on-going business activities, and to enhance comparability with peers across the financial services sector.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Consolidated Balance Sheets (Unaudited)

(In thousands, except per share data)

				% Change
	June 30,	March 31,	June 30,	Jun 2023 vs.	Jun 2023 vs.
	2023	2023	2022	Mar 2023	Jun 2022
Assets:
Cash and due from banks	$1,486	$1,518	$1,609	(2.1)%	(7.6)%
Short-term investments	5,375	3,824	30,058	40.6%	(82.1)%
Total cash and cash equivalents	6,861	5,342	31,667	28.4%	(78.3)%
Securities available for sale, at fair value	146	158	199	(7.6)%	(26.6)%
Securities held to maturity, at amortized cost	147,902	150,981	145,239	(2.0)%	1.8%
Loans:
1-4 family	140,109	140,164	141,073	(0.0)%	(0.7)%
Multifamily	12,638	12,638	14,310	0.0%	(11.7)%
Second mortgages and home equity lines of credit	2,699	2,687	1,970	0.4%	37.0%
Construction	-	807	375	(100.0)%	(100.0)%
Commercial	20,323	20,576	14,761	(1.2)%	37.7%
Total mortgage loans on real estate	175,769	176,872	172,489	(0.6)%	1.9%
Consumer	49	54	84	(9.3)%	(41.7)%
Home improvement	2,191	2,130	2,116	2.9%	3.5%
Total loans	178,009	179,056	174,689	(0.6)%	1.9%
Allowance for loan losses	(1,747)	(1,747)	(1,747)	0.0%	0.0%
Net deferred loan costs and fees, and purchase premiums	(351)	(366)	(349)	(4.1)%	0.6%
Loans, net	175,911	176,943	172,593	(0.6)%	1.9%
Federal Home Loan Bank of Boston stock, at cost	381	241	191	58.1%	99.5%
Premises and equipment, net	3,413	3,411	3,334	0.1%	2.4%
Accrued interest receivable	1,363	1,356	1,265	0.5%	7.7%
Bank-owned life insurance	10,402	10,335	10,144	0.6%	2.5%
Deferred tax asset	1,079	1,003	1,079	7.6%	0.0%
Operating lease right of use asset	953	976	-	(2.4)%	-%
Other assets	596	930	472	(35.9)%	26.3%
Total assets	$349,007	$351,676	$366,183	(0.8)%	(4.7)%

Liabilities and Stockholders' Equity:
Deposits:
Non-interest bearing NOW and demand	$32,760	$30,054	$31,168	9.0%	5.1%
Interest bearing NOW and demand	28,778	30,660	32,995	(6.1)%	(12.8)%
Regular and other	64,184	66,849	75,774	(4.0)%	(15.3)%
Money market accounts	26,995	31,326	47,010	(13.8)%	(42.6)%
Term certificates	110,659	111,117	100,128	(0.4)%	10.5%
Total deposits	263,376	270,006	287,075	(2.5)%	(8.3)%
Federal Home Loan Bank of Boston advances	3,675	-	-	-%	-%
Mortgagors' escrow accounts	1,596	1,566	1,555	1.9%	2.6%
Operating lease liability	962	983	-	(2.1)%	-%
Accrued expenses and other liabilities	3,509	3,447	3,303	1.8%	6.2%
Total liabilities	273,118	276,002	291,933	(1.0)%	(6.4)%
Stockholders' Equity:
Common stock	65	65	65	0.0%	0.0%
Additional paid-in capital	27,814	27,729	27,720	0.3%	0.3%
Retained earnings	50,416	50,311	48,970	0.2%	3.0%
Accumulated other comprehensive (loss) income, net of tax	(3)	(2)	-	50.0%	-%
Unearned compensation - ESOP	(2,403)	(2,429)	(2,505)	(1.1)%	(4.1)%
Total stockholders' equity	75,889	75,674	74,250	0.3%	2.2%
Total liabilities and stockholders' equity	$349,007	$351,676	$366,183	(0.8)%	(4.7)%

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Consolidated Statements of Net Income (Unaudited)

(In thousands, except per share data)

	For the Three Months Ended			For the Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Interest and dividend income:
Interest and fees on loans	$1,719	$1,700	$1,593	$6,695	$6,502
Interest and dividends on debt securities:
Taxable	845	837	646	3,228	2,153
Tax-exempt	99	101	106	414	466
Interest on short-term investments and certificates of deposit	38	53	53	341	103
Total interest and dividend income	2,701	2,691	2,398	10,678	9,224

Interest expense:
Deposits	757	533	238	1,872	1,012
Borrowings	51	3	1	54	8
Total interest expense	808	536	239	1,926	1,020

Net interest income	1,893	2,155	2,159	8,752	8,204
Provision for loan losses	-	-	-	-	26
Net interest income after provision for loan losses	1,893	2,155	2,159	8,752	8,178

Non-interest income:
Customer service fees	36	37	34	146	127
Income on bank-owned life insurance	67	64	76	258	259
Gain on sale of securities available for sale	-	-	8	-	56
Other income	61	47	48	260	253
Total non-interest income	164	148	166	664	695

Non-interest expenses:
Salaries and employee benefits	1,146	1,103	1,036	4,517	4,097
Occupancy and equipment	274	256	227	1,028	883
Advertising	37	38	29	185	139
Data processing	82	84	90	344	350
Deposit insurance	43	20	23	106	90
Charitable Foundation contribution	-	-	-	-	1,554
Other general and administrative	351	400	344	1,489	1,370
Total non-interest expenses	1,933	1,901	1,749	7,669	8,483

Income before income taxes	124	402	576	1,747	390
Provision (benefit) for income taxes	19	47	12	301	(52)
Net income	$105	$355	$564	$1,446	$442

Net income per share:
Basic	$0.02	$0.06	$0.09	$0.23	$0.08
Diluted	$0.02	$0.06	$0.09	$0.23	$0.08

Weighted average shares outstanding:
Basic	6,279,656	6,300,633	6,273,685	6,275,819	5,886,929
Diluted	6,279,790	6,300,721	6,273,685	6,275,874	5,886,929

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Average Balances and Yields, Fully Tax-Equivalent Basis (Unaudited)

(Dollars in thousands)

	Average Balance and Yields
	Three Months Ended
	June 30, 2023			March 31, 2023			June 30, 2022
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans	$178,474	$1,719	3.85%	$179,452	$1,700	3.79%	$173,827	$1,593	3.67%
Securities (1)	150,383	968	2.57%	150,945	960	2.54%	139,820	780	2.23%
Cash and short-term investments	3,331	38	4.56%	5,287	53	4.01%	35,196	53	0.60%
Total interest-earning assets	332,188	2,725	3.28%	335,684	2,713	3.23%	348,843	2,426	2.78%
Noninterest-earning assets	17,118			17,207			15,932
Total assets	$349,306			$352,891			$364,775
Interest-bearing liabilities:
Interest-bearing demand deposits	$30,051	$4	0.05%	$32,245	$4	0.05%	$33,582	$4	0.05%
Savings deposits	64,996	16	0.10%	68,097	17	0.10%	74,626	19	0.10%
Money market deposits	28,890	19	0.26%	34,377	22	0.26%	46,290	31	0.27%
Certificates of deposit	111,041	718	2.59%	106,555	490	1.84%	102,398	184	0.72%
Total interest-bearing deposits	234,978	757	1.29%	241,274	533	0.88%	256,896	238	0.37%
FHLB advances	3,916	51	5.21%	244	3	4.92%	20	1	20.00%
Total interest-bearing liabilities	238,894	808	1.35%	241,518	536	0.89%	256,916	239	0.37%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	28,881			30,352			29,673
Other noninterest-bearing liabilities	5,726			5,554			4,256
Total liabilities	273,501			277,424			290,845
Total stockholders' equity	75,805			75,467			73,930
Total liabilities and stockholders' equity	$349,306			$352,891			$364,775
Net interest income		$1,917			$2,177			$2,187
Net interest rate spread(2)			1.93%			2.34%			2.41%
Net interest-earning assets(3)	$93,294			$94,166			$91,927
Net interest margin(4)			2.31%			2.59%			2.51%
Cost of deposits (5)			1.15%			0.78%			0.33%
Cost of funds (6)			1.21%			0.79%			0.33%
Ratio of interest-earning assets to interest-bearing liabilities	139.05%			138.99%			135.78%
(1)
Includes tax equivalent adjustments for municipal securities, based on a statutory tax rate of 21%, of $24,000, $22,000, and $28,000 for the three months ended June 30, 2023, March 31, 2023 and June 30, 2022, respectively.
(2)
Net interest rate spread represents the difference between the weighted average yield earned on interest-earning assets and the weighted average rate paid on interest-bearing liabilities.
(3)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)
Net interest margin represents net interest income divided by average total interest-earning assets.
(5)
Cost of deposits represents the total interest paid on deposits, divided by total interest-bearing deposits plus total noninterest-bearing deposits.
(6)
Cost of funds represents the total interest paid on liabilities, divided by total interest-bearing liabilities plus total noninterest-bearing deposits.

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary

Average Balances and Yields, Fully Tax-Equivalent Basis (Unaudited)

(Dollars in thousands)

	Average Balance and Yields
	Year Ended
	June 30, 2023			June 30, 2022
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets:
Loans	$178,044	$6,695	3.76%	$170,991	$6,502	3.80%
Securities (1)	150,334	3,752	2.50%	122,816	2,743	2.23%
Cash and short-term investments	10,923	341	3.12%	38,877	103	0.26%
Total interest-earning assets	339,301	10,788	3.18%	332,684	9,348	2.81%
Noninterest-earning assets	16,701			20,530
Total assets	$356,002			$353,214
Interest-bearing liabilities:
Interest-bearing demand deposits	$32,252	$16	0.05%	$31,258	$18	0.06%
Savings deposits	70,338	70	0.10%	73,139	74	0.10%
Money market deposits	37,197	98	0.26%	42,719	112	0.26%
Certificates of deposit	103,410	1,688	1.63%	107,524	808	0.75%
Total interest-bearing deposits	243,197	1,872	0.77%	254,640	1,012	0.40%
FHLB advances	1,037	54	5.21%	278	8	2.88%
Total interest-bearing liabilities	244,234	1,926	0.79%	254,918	1,020	0.40%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	31,170			34,909
Other noninterest-bearing liabilities	5,334			5,907
Total liabilities	280,738			295,734
Total stockholders' equity	75,264			57,480
Total liabilities and stockholders' equity	$356,002			$353,214
Net interest income		$8,862			$8,328
Net interest rate spread(2)			2.39%			2.41%
Net interest-earning assets(3)	$95,067			$77,766
Net interest margin(4)			2.61%			2.50%
Cost of deposits (5)			0.68%			0.35%
Cost of funds (6)			0.70%			0.35%
Ratio of interest-earning assets to interest-bearing liabilities	138.92%			130.51%
(1)
Includes tax equivalent adjustments for municipal securities, based on a statutory tax rate of 21%, of $110,000 and $124,000 for the year ended June 30, 2023 and June 30, 2022, respectively.
(2)
Net interest rate spread represents the difference between the weighted average yield earned on interest-earning assets and the weighted average rate paid on interest-bearing liabilities.
(3)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)
Net interest margin represents net interest income divided by average total interest-earning assets.
(5)
Cost of deposits represents the total interest paid on deposits, divided by total interest-bearing deposits plus total noninterest-bearing deposits.
(6)
Cost of funds represents the total interest paid on liabilities, divided by total interest-bearing liabilities plus total noninterest-bearing deposits.

CFSB Bancorp, Inc. and Subsidiary

Reconciliation of Fully Tax-Equivalent Income (Unaudited)

(In thousands)

	For the Three Months Ended			For the Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2023	2023	2022	2023	2022
Securities interest income (no tax adjustment)	$944	$938	$752	$3,642	$2,619
Tax-equivalent adjustment	24	22	28	110	124
Securities (tax-equivalent basis)	$968	$960	$780	$3,752	$2,743
Net interest income (no tax adjustment)	$1,893	$2,155	$2,159	$8,752	$8,204
Tax-equivalent adjustment	24	22	28	110	124
Net interest income (tax-equivalent adjustment)	$1,917	$2,177	$2,187	$8,862	$8,328

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com

CFSB Bancorp, Inc. and Subsidiary	At or for the Three Months Ended			At or for the Year Ended
Selected Financial Highlights (Unaudited)	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands, except share and per share amounts)	2023	2023	2022	2023	2022
Performance Ratios
Return on average assets (GAAP) (1, 5)	0.12%	0.40%	0.62%	0.41%	0.13%
Return on average assets, as adjusted (Non-GAAP) (1, 2, 5)	0.12%	0.40%	0.63%	0.41%	0.42%
Return on average equity ("ROAE") (GAAP) (1, 6)	0.55%	1.88%	3.05%	1.92%	0.77%
ROAE, as adjusted (Non-GAAP) (1, 2, 6)	0.55%	1.88%	3.02%	1.92%	2.58%
Noninterest expense to average assets (GAAP) (1)	2.21%	2.15%	1.92%	2.15%	2.40%
Noninterest expense to average assets, as adjusted (Non-GAAP) (1, 2)	2.21%	2.15%	1.92%	2.15%	1.96%
Total loans to total deposits	67.6%	66.3%	60.9%	67.6%	60.9%
Total loans to total assets	51.0%	50.9%	47.7%	51.0%	47.7%
Efficiency ratio (GAAP) (7)	94.0%	82.5%	75.2%	81.4%	95.3%
Efficiency ratio, as adjusted (Non-GAAP) (2, 7)	94.0%	82.5%	75.6%	81.4%	78.5%
Capital Ratios
Total capital to risk-weighted assets	32.9%	32.6%	34.9%	32.9%	34.9%
Common equity tier 1 capital to risk-weighted assets	32.0%	31.7%	34.0%	32.0%	34.0%
Tier 1 capital to risk-weighted assets	32.0%	31.7%	34.0%	32.0%	34.0%
Tier 1 capital to average assets (3)	18.2%	17.9%	17.4%	18.2%	17.4%
Asset Quality Ratios
Allowance for loan losses as a percentage of total loans (4)	0.98%	0.98%	1.00%	0.98%	1.00%
Allowance for loan losses as a percentage of non-performing loans	NM	NM	NM	NM	NM
Net (charge-offs) recoveries to average outstanding loans	0.00%	0.00%	0.00%	0.00%	0.00%
Non-performing loans as a percentage of total loans	0.00%	0.00%	0.00%	0.00%	0.00%
Non-performing loans as a percentage of total assets	0.00%	0.00%	0.00%	0.00%	0.00%
Total non-performing loans as a percentage of total assets	0.00%	0.00%	0.00%	0.00%	0.00%
Informational Items
Fair value of held to maturity securities	$132,273	$136,774	$133,593	$132,273	$133,593
Book value per share (8)	$11.44	$11.41	$11.39	$11.44	$11.39
Outstanding common shares	6,632,642	6,632,642	6,521,642	6,632,642	6,521,642
(1)
Annualized for the three-month periods.
(2)
See Reconciliation of GAAP to Non-GAAP Earnings Metrics below.
(3)
Average assets calculated on a quarterly and annual basis for the periods presented.
(4)
Total loans exclude net deferred loan costs and fees.
(5)
Represents net income divided by average assets.
(6)
Represents net income divided by average stockholders' equity
(7)
Represents total non-interest expenses divided by net interest income and non-interest income.
(8)
Represents total stockholders' equity divided by outstanding shares at period end.

CFSB Bancorp, Inc. and Subsidiary	For the Three Months Ended			For the Year Ended
Reconciliation of Non-GAAP Earnings Metrics (Unaudited)	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands, except per share amounts)	2023	2023	2022	2023	2022
Net income (loss), GAAP basis	$105	$355	$564	$1,446	$442
Adjustments to GAAP Net Income:
Charitable Foundation contribution	-	-	-	-	1,554
Gain on sale of available for sale securities	-	-	(8)	-	(56)
Tax effect of adjustments to net income, GAAP basis	-	-	2	-	(457)
Adjusted net income, non-GAAP basis	$105	$355	$558	$1,446	$1,483
Earnings per share, non-GAAP basis	$0.02	$0.06	$0.09	$0.23	$0.25
Non-interest expenses	$1,933	$1,901	$1,749	$7,669	$8,483
Charitable Foundation contribution	-	-	-	-	(1,554)
Adjusted non-interest expenses, non-GAAP basis	$1,933	$1,901	$1,749	$7,669	$6,929
Non-interest income	$164	$148	$166	$664	$695
Gain on sale of available for sale securities	-	-	(8)	-	(56)
Adjusted non-interest income, non-GAAP basis	$164	$148	$158	$664	$639

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15 Beach Street, Quincy, MA 02170 | 617.471.0750 | colonialfed.com